Exhibit 21.1

Subsidiaries of the Registrant(1)

Domestic Subsidiaries:

TMW Merchants LLC, a Delaware limited liability company(2)

TMW Purchasing LLC, a Delaware limited liability company(3)

Renwick Technologies, Inc., a Texas corporation(2)

K&G Men’s Company Inc., a Delaware corporation(2)(4)

Twin Hill Acquisition Company, Inc., a California corporation(2)(5)

MWDC Holding Inc., a Delaware corporation(2)

MWDC Texas Inc., a Delaware corporation(6)

TMW Europe LLC, a Delaware limited liability company(7)

JA Holding, Inc., a Delaware corporation(2)

JA Apparel Corp., a Delaware corporation(8)

Nashawena Mills Corp., a Massachusetts corporation(9)

Edera Inc., a New York corporation(9)

Joseph Abboud Manufacturing Corp., a Delaware corporation(9)

JA Apparel, LLC, a Delaware limited liability company(10)

Jos. A. Bank Clothiers, Inc.., a Delaware corporation(2)

The Joseph A. Bank Mfg. Co., Inc., a Delaware corporation(11)

TS Servicing Co., LLC, a Delaware limited liability company(11)

Foreign Subsidiaries:

Moores Retail Group Inc., a New Brunswick corporation(2)

Moores The Suit People Inc., a New Brunswick corporation(12)(13)

Golden Brand Clothing (Canada) Ltd., a New Brunswick corporation(12)

MWUK Holding Company Limited, a limited company incorporated in England and Wales(7)

Ensco 648 Limited, a limited company incorporated in England and Wales(14)

Ensco 645 Limited, a limited company incorporated in England and Wales(15)

MWUK Limited, a limited company incorporated in England and Wales(16)

AlexandraVêtements Professionnels SARL, a French société à responsabilité limitée(17)

Alexandra Corporate Fashion BV, a limited company incorporated under the laws of the Netherlands(17)

(1)              As of January 31, 2015.

(2)              100% owned by The Men’s Wearhouse, Inc.

(3)              100% owned by TMW Merchants LLC.

(4)              K&G Men’s Company Inc. does business under the names K&G, K&G Men’s Center, K&G Men’s Superstore, K&G Mensmart, K&G FOR MEN FOR LESS, K&G FOR WOMEN

FOR LESS, K&G Fashion Superstore, K&G Superstore, K&G Suit Warehouse, K&G FOR MEN FOR WOMEN FOR LESS and K&G FOR MEN FOR WOMEN.

(5)              Twin Hill Acquisition Company, Inc. does business under the name Twin Hill and Twin Hill Corporate Apparel.

(6)              MWDC Texas Inc. is 100% owned by MWDC Holding Inc. and does business under the name MWCleaners.

(7)              100% owned by owned by Moores The Suit People Inc.

(8)              100% owned by JA Holding, Inc.

(9)              100% owned by JA Apparel Corp.

(10)       100% owned by Joseph Abboud Manufacturing Corp.

(11)       100 % owned by Jos. A. Bank Clothiers, Inc.

(12)       100% owned by Moores Retail Group Inc.

(13)       Moores The Suit People Inc. does business under the names Moores Clothing for Men and Moores Vêtements Pour Hommes.

(14)       100% owned by MWUK Holding Company Limited.

(15)       100% owned by owned by Ensco 648 Limited.

(16)       100% of the outstanding ordinary shares are owned by Ensco 645 Limited. MWUK Limited does business under the names Dimensions, Alexandra and Yaffy.

(17)       100% owned by MWUK Limited.